Calculation of Filing Fee Tables
S-8
Carnival Corp Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, par value $0.01 per share (Common Shares), of Carnival Corporation Ltd. to be issued under the Carnival Corporation 2020 Stock Plan	Other	3,944,410	$ 25.98	$ 102,475,771.80	0.0001381	$ 14,151.90
2	Equity	Common Shares to be issued under the Carnival plc UK Employee Share Purchase Plan	Other	1,000,000	$ 25.98	$ 25,980,000.00	0.0001381	$ 3,587.84
Total Offering Amounts:						$ 128,455,771.80		$ 17,739.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,739.74
Offering Note
[1]	Note 1(a) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 also includes additional Common Shares in respect of the securities identified in the above table that may become issuable as a result of adjustments for stock splits, stock dividends and similar transactions. Note 1(b) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low sale prices of Common Shares on the New York Stock Exchange on May 5, 2026, within five business days prior to filing.

[2]	Note 2(a) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement on Form S-8 also includes additional Common Shares in respect of the securities identified in the above table that may become issuable as a result of adjustments for stock splits, stock dividends and similar transactions. Note 2(b) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low sale prices of Common Shares on the New York Stock Exchange on May 5, 2026, within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources